Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





BioSpecifics Technologies Corp.
Lynbrook, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 33-95116) of our report dated March 22, 2004, except for Note 15, as to which the date is June 3, 2004, relating to the consolidated financial statements of BioSpecifics Technologies Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.



Melville, New York
November 29, 2004



                                                                BDO Seidman, LLP